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                                                                    EXHIBIT 99.3

                          GENERAL BINDING CORPORATION

                               OFFER TO EXCHANGE
                                      ITS
                        9 3/8% SENIOR SUBORDINATED NOTES
                                    DUE 2008


INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER:

         The undersigned acknowledge(s) receipt of the Prospectus dated __________, 1998 and the related Letter of Transmittal in connection with the offer (the "Exchange Offer") by General Binding Corporation, a Delaware corporation (the "Company"), to exchange its 9 3/8% Senior Subordinated Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Company's outstanding 9 3/8% Senior Subordinated Notes due 2008 (the "Notes").

         This will instruct you to tender the principal amount of Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

         The undersigned represents that (i) it is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by the undersigned are being acquired in the ordinary course of the undersigned's business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, and (iv) the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes.

         A broker-dealer who holds Notes for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Notes pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. If the undersigned is a broker-dealer which acquired any of the Tendered Notes for its own account as the result of market-making activities or other trading activities (a "Participating Broker-Dealer"), such broker-dealer acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in exchange for any of such Tendered Notes that were acquired for its own account as the result of market-making activities or other trading activities. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

         The undersigned understands that the Company has agreed that, subject to the provisions of the Registration Rights Agreement (as defined in the Prospectus) and to the limitations described under "Exchange Offer - Resale of the Exchange Notes" in the Prospectus, the Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes that were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities, for a period ending 90 days after the Expiration Date or, if earlier, when all such Exchange Notes have been disposed of by such Participating Broker-Dealer. If the undersigned is a Participating Broker-Dealer, the undersigned agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, such Participating Broker-Dealer will suspend the sale of Exchange Notes pursuant to the Prospectus until the
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Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the Exchange Notes may be resumed, as the case may be.

                                               Sign Here


                               __________________________________________
                                              Signature(s)

Aggregate Principal Amount of
Notes held by you for the account
of the undersigned
$__________________________

[ ]  TENDER $__________* aggregate principal amount of the Notes

[ ]  DO NOT tender any Notes held by you for the account of the undersigned

[ ] Check this box if the Beneficial Owner of the Notes is a Participating Broker-Dealer and such Participating Broker-Dealer acquired the Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, A COPY OF THESE INSTRUCTIONS MUST BE RECEIVED WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION DATE BY GENERAL BINDING CORPORATION, ATTENTION: STEVEN RUBIN, FACSIMILE (847) 272-4763


_______________________________________________________
                  NAME(S) (PLEASE PRINT)


_______________________________________________________
                       ADDRESS


_______________________________________________________
                      ZIP CODE


_______________________________________________________
            AREA CODE AND TELEPHONE NO.


_______________________________________________________
   TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER


Dated:  _________________, 1998



________________________

*Unless otherwise indicated, it will be assumed that all of the Notes listed are to be tendered.




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